Exhibit (H)

BlackRock Global Equity Income Trust
(a Delaware statutory trust)

[  ] Common Shares of Beneficial Interest
$20.00 per Share
(Par Value $0.001 Per Share)

PURCHASE AGREEMENT

March [  ], 2007

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

[other co-managers]

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

BlackRock Global Equity Income Trust, a Delaware statutory trust (the “Trust”), the Trust’s investment adviser, BlackRock Advisors, LLC, a Delaware limited liability company (“BAL”), and the Trust’s investment sub-adviser, BlackRock Investment Management, LLC, a Delaware limited liability company (“BIM” and, together with BAL, the “Advisers” and each an “Adviser”), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), [other co-managers] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, [other co-managers] are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number of common shares of beneficial interest, par value $0.001 per share, of the Trust (“Common Shares”) set forth in said Schedule A, and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [  ] additional Common Shares to cover overallotments, if any. The aforesaid [  ] Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [  ] Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Trust understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Trust has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-140038 and No. 811-22006) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Trust will  prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and paragraph (c) or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.”  Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.                                Representations and Warranties.

(a)           Representations and Warranties by the Trust and the Advisers. The Trust and the Advisers jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i)            Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Trust or the Advisers, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Trust has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), the Rule 482 Statement (as defined below) issued at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [  ] p.m. (Eastern time) on March [  ], 2007 or such other time as agreed by the Trust and Merrill Lynch.

“Rule 482 Statement” means a document that contains the number of securities issued, the offering price and any other information, prepared in accordance with the provisions of Rule 482 of the 1933 Act.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied as to form when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Trust has complied or will comply with the requirements of Rule 111 under the Rules and Regulations relating to the payment of filing fees thereof.

(ii)           Independent Registered Public Accounting Firm. The independent registered public accounting firm who certified the statement of assets and liabilities included in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act and the Rules and Regulations.

(iii)          Financial Statements. The statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly the financial position of the Trust at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”).

(iv)          Expense Summary. The information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(v)           No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business (a “Trust Material Adverse Effect”), (B) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital stock.

(vi)          Good Standing of the Trust. The Trust has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Trust is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Trust Material Adverse Effect.

(vii)         No Subsidiaries. The Trust has no subsidiaries.

(viii)        Investment Company Status. The Trust is duly registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Trust or the Advisers, threatened by the Commission.

(ix)           Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser  of the Trust except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Trust is an “interested person” (as defined in the 1940 Act) of the Trust or an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(x)            Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Trust is as set forth in the Prospectus as of the date thereof under the caption “Description of Shares.”  All issued and outstanding shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Trust’s declaration of trust, and have been offered and sold or exchanged by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Trust was issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

(xi)           Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Trust have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, except as provided for in the Trust’s declaration of trust. The Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Trust.

(xii)          Absence of Defaults and Conflicts. The Trust is not in violation of its declaration of trust or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Trust Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement dated as of March [  ], 2007 between the Trust and BAL (the “Management Agreement”), the Sub-Investment Advisory Agreement dated as of March [  ], 2007 by and among the Trust, BAL and BIM (the “Sub-Advisory Agreement” and, together with the Management Agreement, the “Advisory Agreements”), the Custodian Agreement dated as of March [  ], 2007 between the Trust and The Bank of New York (the “Custodian Agreement”), and the Transfer Agent and Service Agreement dated as of March [  ], 2007 between the Trust and The Bank of New York (the “Transfer Agency Agreement”) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Trust Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust or by-laws of the Trust, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust.

(xiii)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust or the Advisers, threatened, against or affecting the Trust, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Trust Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of the transactions contemplated in this Agreement or the performance by the Trust of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Trust Material Adverse Effect.

(xiv)        Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xv)         Possession of Intellectual Property. The Trust owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how

(including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Trust, and the Trust has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Trust Material Adverse Effect; provided that the Trust’s right to use the name “BlackRock” is limited as set forth in Section 16 of the Management Agreement. The Trust does not own any Intellectual Property concerning the name “BlackRock.”

(xvi)        Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or state securities laws.

(xvii)       Possession of Licenses and Permits. The Trust possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Trust Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Trust Material Adverse Effect; and the Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Trust Material Adverse Effect.

(xviii)      Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Trust or the Advisers used in connection with the public offering of the Securities (collectively, “sales material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the National Association of Securities Dealers, Inc. (“NASD”).

(xix)         Subchapter M. The Trust intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(xx)          Distribution of Offering Materials. The Trust has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, a preliminary prospectus, the Prospectus, the Statutory Prospectus, the General Disclosure Package, the Rule 482 Statement, if any, or the sales material.

(xxi)         Accounting Controls. The Trust maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxii)        Absence of Undisclosed Payments. To the Trust’s or the Advisers’ knowledge, neither the Trust nor any employee or agent of the Trust has made any payment of funds of the Trust or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(xxiii)       Material Agreements. This Agreement, the Management Agreement, the Sub-Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement have each been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein and each complies with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Custodian Agreement and the Transfer Agency Agreement, each of the Management Agreement, the Sub-Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

(xxiv)       Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Trust under the 1933 Act.

(xxv)        NYSE Listing. The Securities have been duly authorized for listing, upon notice of issuance, on the New York Stock Exchange, Inc. (“NYSE”) and the Trust’s registration statement on Form 8-A under the 1934 Act has become effective.

(b)           Representations and Warranties by the Advisers. The Advisers represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

(i)            Good Standing of the Advisers. Each Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where failure to so qualify would not result in a material adverse effect of an Adviser.

(ii)           Investment Adviser Status. Each of the Advisers is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under, as applicable, the Management Agreement and the Sub-Advisory Agreement for the Trust as contemplated by the Prospectus.

(iii)          Description of the Advisers. The description of each of the Advisers in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)          Capitalization. As of the date hereof, each of the Advisers has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement and, as applicable, under the Management Agreement, the Sub-Advisory Agreement, the Additional Compensation Agreement between Merrill Lynch and BAL (the “Additional Compensation Agreement”)[, the Structuring Fee Agreement between [  ] and BAL (the “[  ] Structuring Fee Agreement”), the Incentive Fee Agreement between [  ] and BAL (the “[  ] Incentive Fee Agreement” and, together with the Additional Compensation Agreement and the [  ] Structuring Fee Agreement, the “Additional Compensation Agreements”)].

(v)           Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and, as applicable, the Management Agreement, the Sub-Advisory Agreement and the Additional Compensation Agreements have each been duly authorized, executed and delivered by such Adviser, and the Management Agreement, the Sub-Advisory Agreement and the Additional Compensation Agreements, to which such Adviser is a party, each constitutes a valid and binding obligation of such Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement and, as applicable, the Management Agreement, the Sub-Advisory Agreement or the Additional Compensation Agreements, nor the performance by such Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which such Adviser is a party or by which it is bound, the certificate of incorporation, the by-laws or other organizational documents of the Adviser, or to the Adviser’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Advisers or their respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Advisers of the transactions contemplated, as applicable, by this Agreement, the Management Agreement, the Sub-Advisory Agreement or the Additional Compensation Agreements, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws. The representations and warranties made by BAL in this paragraph in regards to the Additional Compensation Agreements are made only as of the Closing Time and BAL makes no representation or warranty as to the enforceability of the Additional Compensation Agreements against, or as to a conflict or breach of law or the need for any consent, approval or authorization owing to, or as result of or arising out of the legal or regulatory status of, any Underwriter party to such an agreement.

(vi)          No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of either Adviser to perform its respective obligations under this Agreement and, as applicable, the Management Agreement, the Sub-Advisory Agreement or the Additional Compensation Agreements, provided, that BAL makes no representation as to the foregoing with respect to any Underwriter party to the Additional Compensation Agreements.

(vii)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisers, threatened against or affecting either of the Advisers or any “affiliated person” of either of the Advisers (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of either of the Advisers, materially and adversely affect the properties or assets of either of the Advisers or materially impair or adversely affect the ability either of the Advisers to function as an investment adviser or perform its obligations under, as applicable, the Management Agreement, the Sub-Advisory Agreement or the Additional Compensation Agreements, or which is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

(viii)        Absence of Violation or Default. Neither Adviser is in violation of its certificate of formation, limited liability company agreement, by-laws or other organizational documents nor in default under any agreement, indenture or instrument except for such violations or defaults that would not result in a material adverse effect on the respective Adviser or a Trust Material Adverse Effect on the Trust.

(c)           Officer’s Certificates. Any certificate signed by any officer of the Trust or the Advisers delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Advisers, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2.                                Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [  ] Common Shares in the aggregate at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Trust and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Trust setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities.

(c)           Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, or at such other place as shall be agreed upon by the Representatives and the Trust, at 10:00 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Trust (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Trust, on each Date of Delivery as specified in the notice from the Representatives to the Trust.

Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.                                Covenants.

(a)           The Trust and the Advisers, jointly and severally, covenant with each Underwriter as follows:

(i)            Compliance with Securities Regulations and Commission Requests. The Trust, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Trust becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Trust will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Trust will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)           Filing of Amendments. The Trust will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(iii)          Delivery of Registration Statements. The Trust has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv)          Delivery of Prospectuses. The Trust has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Trust will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)           Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Trust will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Trust will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Trust will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict.

(vi)          Blue Sky Qualifications. The Trust will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(vii)         Rule 158. The Trust will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii)        Use of Proceeds. The Trust will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(ix)           Listing. The Trust will use its reasonable best efforts to effect the listing of the Securities on the NYSE, subject to notice of issuance, concurrently with the effectiveness of the Registration Statement and the Trust’s registration statement on Form 8-A.

(x)            Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Trust will not, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder or (2) Common Shares issued pursuant to any dividend reinvestment plan.

(xi)           Reporting Requirements. The Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(xii)          Subchapter M. The Trust will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(xiii)         No Manipulation of Market for Securities. The Trust will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities, and (b) until the Closing Date, or the Date of Delivery, if any, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Trust .

(xiv)        Rule 462(b) Registration Statement. If the Trust elects to rely upon Rule 462(b), the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 9:00 A.M., New York City time, on the second day following the date of this Agreement, and the Trust shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

SECTION 4.                                Payment of Expenses.

(a)           Expenses. The Trust will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Trust’s counsel, the independent registered public accounting firm and other advisers, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Rule 482 Statement, if any, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, in an amount up to $7,500, which will not exceed [  ]% of the total price to the public of the Common Shares sold in this offering, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the printing of any sales material. Also, the Trust shall pay to the Underwriters $0.00667 per Common Share as partial reimbursement of expenses incurred in connection with the offering. The amount paid by the Trust as this partial reimbursement to the Underwriters will not exceed [  ]% of the total price to the public of the Common Shares sold in this offering. BAL has agreed to pay all of the offering costs of the Trust to the extent offering costs (other than sales load, but including the partial reimbursement of expenses described above) and organizational costs exceed $0.04 per Common Share. The sum total of all compensation received by the Underwriters in connection with this offering, including sales load and all forms of compensation to and reimbursement of Underwriters, will not exceed 9.0% of the total price to the public of the Common Shares sold in this offering.

(b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Trust and the Advisers, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                                Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Trust and the Advisers contained in Section 1 hereof or in certificates of any officer of the Trust or the Advisers delivered pursuant to the provisions hereof, to the performance by the Trust and the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)           Opinion of Counsel for Trust and the Advisers. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Trust, Vincent B. Tritto, counsel for BAL, and Denis Molleur, counsel for BIM, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters substantially to the effect set forth in Exhibits A-1, A-2, A-3, A-4 and A-5 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust and certificates of public officials.

(d)           Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Trust Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a duly authorized officer of the Trust and of the chief financial or chief accounting officer of the Trust and of the President or a Vice President or Managing Director of each of the Advisers, dated as of Closing Time, to the effect that (i) with respect to the certificate by officers of the Trust only, there has been no Trust Material Adverse Effect, (ii) the representations and warranties in Sections 1(a) and 1(b) (with respect to Section 1(b), the representations and warranties made by officers of the Advisers only) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Trust and the Advisers, respectively, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) with respect to the certificate by officers of each of the Advisers only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business, and (v) with respect to the certificate by officers of the Trust only, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

(e)           Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in an independent registered public accounting firm’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)            Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)           Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)           No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)            Execution of Additional Compensation Agreements. At Closing Time, Merrill Lynch shall have received the Additional Compensation Agreement, dated as of the Closing Date, as executed by BAL[, [  ] shall have received the [  ] Structuring Fee Agreement, dated as of the Closing Date, as executed by BAL, [  ] shall have received the [  ] Incentive Fee Agreement, dated as of the Closing Date, as executed by BAL].

(j)            Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Trust contained herein and the statements in any certificates furnished by the Trust hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificates. Certificates, dated such Date of Delivery, of a duly authorized officer of the Trust and of the chief financial or chief accounting officer of the Trust and of the President or a Vice President or Managing Director of each of the Advisers confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)           Opinions of Counsel for the Trust and the Advisers. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Trust, Vincent B. Tritto, counsel for BAL, and Denis Molleur, counsel for BIM, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          Opinion of Counsel for the Underwriters. The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(k)           Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Advisers in connection with the organization and registration of the Trust under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Trust at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6.                                Indemnification.

(a)           Indemnification of Underwriters by the Trust and the Advisers. The Trust and the Advisers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Underwriter or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are caused by, related to, based upon or arising out of or in connection with:

(i)            any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Trust; and

(iii)          any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust or the Advisers by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Trust, Advisers, Trustees, Directors and Officers. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Trust and the Advisers, their respective trustees and directors, each of the Trust’s officers who signed the Registration Statement, and each person, if any, who controls the Trust or the Advisers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust or the Advisers by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)           Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Trust and the Advisers also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

(d)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Trust and the Advisers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                                Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Advisers on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Trust and the Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Trust and the total underwriting discount received by the Underwriters (whether from the Trust or otherwise), in each case as set forth on the cover of the Prospectus.

The relative fault of the Trust and the Advisers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust or the Advisers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Trust, the Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Trust and each director of the Advisers, each officer of the Trust who signed the Registration Statement, and each person, if any, who controls the Trust or the Advisers, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust and the Advisers, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                                Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust or the Advisers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Advisers, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.                                Termination of Agreement.

(a)           Termination; General. The Representatives may terminate this Agreement, by notice to the Trust, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Advisers, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Shares of the Trust has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12 and 14 shall survive such termination and remain in full force and effect.

SECTION 10.                          Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Trust to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Trust to sell the relevant Option Securities, as the case may be, either the Representatives or the Trust shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                          Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; and notices to the Trust or the Advisers shall be directed, as appropriate, to the office of BlackRock Advisors, LLC at [  ], Attention:  [  ].

SECTION 12.                          Parties.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Trust, the Advisers and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust, the Advisers and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Trust, the Advisers and their respective partners and successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.                          NO FIDUCIARY RELATIONSHIP.

The Trust acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Trust, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Trust or its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Trust with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Trust on other matters) and no Underwriter has any obligation to the Trust with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement or other written agreements, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Trust, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Trust has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.                          GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.                          Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Trust and the Advisers in accordance with its terms.

Very truly yours,

BLACKROCK GLOBAL EQUITY INCOME TRUST

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

BLACKROCK INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

[OTHER CO-MANAGERS]

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Authorized Signatory

For themselves and as
Representatives of the
other Underwriters named
in Schedule A hereto.

SCHEDULE A

Number of
Name of Underwriter	Initial Securities

Merrill Lynch, Pierce, Fenner & Smith	[ ]
Incorporated
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
Total	[ ]

Sch A-1

SCHEDULE B

BLACKROCK GLOBAL EQUITY INCOME TRUST
[  ] Common Shares of Beneficial Interest
(Par Value $.001 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $20.00.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $19.10, being an amount equal to the initial public offering price set forth above less $0.90 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Trust and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

Oral Information, if any, included as part of the General Disclosure Package

The number of shares offered by the Trust (assuming no exercise of the underwriters’ overallotment option) is [  ] and the purchase price of those shares is $20.00 per share.

Sch C-1

Exhibit A-1

FORM OF OPINION OF TRUST’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1. The Trust has been created and is in good standing as a statutory trust under the Delaware Statutory Trust Act.

2. The Trust has statutory trust power and authority to execute, deliver and perform all its obligations under the Purchase Agreement and the Transaction Documents, and the execution and delivery of the Purchase Agreement and the Transaction Documents and the consummation by the Trust of all the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Trust. Each of the Purchase Agreement and the Transaction Documents has been duly authorized, executed and delivered by the Trust.

3. Each of the Transaction Documents constitutes the valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms under the Applicable Laws of the State of New York.

4. The execution and delivery by the Trust of the Purchase Agreement and each of the Transaction Documents and the performance by the Trust of its obligations under the Purchase Agreement and each of the Transaction Documents, each in accordance with its terms, do not (i) conflict with the Declaration of Trust or By-Laws of the Trust, (ii) constitute a violation of, or a default under, any Applicable Contract or (iii) cause the creation of any security interest or lien upon any of the property of the Trust pursuant to any Applicable Contract (other than those expressly created by the Transaction Documents). We do not express any opinion, however, as to whether the execution, delivery or performance by the Trust of the Purchase Agreement or the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Trust.

5. None of the execution, delivery or performance (i) by the Trust of its obligations under the Purchase Agreement or the Transaction Documents nor the compliance by the Trust with the terms and provisions thereof or (ii) by the Adviser of its obligations under the Additional Compensation Agreements nor compliance by the Adviser with the terms and provisions thereof will contravene any provision of Applicable Law or the 1940 Act or the 1940 Act Rules and Regulations in any material respect.

6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution and delivery of the Purchase Agreement or any of the Transaction Documents or the enforceability of any of the Transaction Documents against the Trust.

7. None of the execution, delivery or performance by the Trust of its obligations under the Purchase Agreement or the Transaction Documents nor compliance by the Trust with the terms and provisions thereof will contravene any Applicable Order.

8. The Trust is registered with the Commission pursuant to Section 8 of the 1940 Act as a non-diversified, closed-end management investment company; and the Declaration of Trust and By-Laws comply in all material respects with the 1940 Act and the 1940 Act Rules and Regulations.

9. The Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus (without giving effect to the issuance and sale of the Shares to the Underwriters pursuant to the Purchase Agreement); all the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration of Trust) representing undivided beneficial ownership interests in the assets of the Trust; the Shares have been duly authorized by all necessary action of the Trust under the Delaware Statutory Trust Act and, when issued to and paid for by the Underwriters in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration of Trust) representing undivided beneficial ownership interests in the assets of the Trust; the form of certificate that may be used to evidence the Common Shares complies in all material respects with the applicable requirements of the Declaration of Trust, the By-Laws, the Delaware Statutory Trust Act and the rules of New York Stock Exchange, in each case as in effect on the date hereof. In rendering the opinion set forth in this paragraph 9, we have assumed that if a holder of Common Shares requests a certificate representing such holder’s Common Shares, that such certificate will conform to the specimen examined by us and will have been signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.

10. No holders of outstanding Common Shares are entitled as such to any preemptive or other rights to subscribe for any Shares under any Applicable Contract, under the Declaration of Trust or the By-Laws or under the Delaware Statutory Trust Act.

11. The statements set forth under the heading “Description of Shares” in the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, the Delaware Statutory Trust Act, the Common Shares or the Declaration of Trust, fairly summarize such provisions in all material respects.

12. To our knowledge, there are no legal or governmental proceedings pending to which the Trust is a party that are required to be described in the Registration Statement or the Prospectus and are not so described therein, and no contract or other document is required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

13. The filing of the Prospectus pursuant to Rule 497(h) under the 1933 Act Rules and Regulations has been made in the manner and within the time period required by Rule 497(h) of the 1933 Act Rules and Regulations.

14. The Registration Statement and the Prospectus and the 1940 Act Notification (in each case, other than the financial statements and other financial information contained therein or incorporated therein by reference and other than any exhibits, schedules or appendices included or incorporated by reference therein, as to which we do not express any opinion) appear on their face to be appropriately responsive in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act and the 1940 Act Rules and Regulations. Except to the extent set forth in paragraph 11 above and in the fifth paragraph of our tax opinion to you dated the date hereof, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

15. Each Additional Compensation Agreement constitutes the valid and binding obligation of the Adviser enforceable against the Adviser in accordance with its terms under the Applicable Laws of the State of New York.

Exhibit A-2

FORM OF 10b-5 OPINION OF TRUST’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we do not express any view as to the financial statements and other financial data included therein or excluded therefrom or any of the schedules, appendices or exhibits (other than exhibit L) included in or incorporated by reference to the Registration Statement.

In addition, subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that have caused us to believe that the documents included in the General Disclosure Package, all considered together, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or any of the schedules, appendices or exhibits (other than exhibit L) included in or incorporated by reference to the Registration Statement).

Exhibit A-3

FORM OF TAX OPINION OF TRUST’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the Prospectus and the Statement of Additional Information under the headings “Tax Matters” does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership or disposition of the Common Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that are anticipated to be material to holders who purchase the Common Shares pursuant to the Prospectus, subject to the qualifications set forth in such discussion.

Exhibit A-4

FORM OF OPINION OF VINCENT B. TRITTO

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1. Based on certificates of the Secretary of State of the State of Delaware, BAL is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware with all necessary power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Based on certificates of the applicable secretaries of state, BAL is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register and qualify does not have a material adverse effect on the ability of such Adviser to perform its obligations under the Purchase Agreement, the Advisory Agreements (the Purchase Agreement and the Advisory Agreements are collectively referred to herein as the “Transaction Documents”) and the Additional Compensation Agreement[s], in each case to which it is a party;

2. BAL is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act, the rules and regulations of the Commission under the Advisers Act, the 1940 Act or the rules and regulations of the Commission under the 1940 Act from acting under the Advisory Agreements for the Trust as contemplated by the Prospectus; and, to the best of my knowledge after reasonable inquiry, there does not exist any proceeding which should reasonably be expected to adversely affect the registration of either Adviser with the Commission;

3. BAL has the necessary power and authority to enter into the Transaction Documents and the Additional Compensation Agreement[s], and the Transaction Documents and the Additional Compensation Agreement[s] have been duly authorized, executed and delivered by BAL; each Advisory Agreement is a valid and legally binding agreement of BAL, enforceable against BAL in accordance with its terms;

4. Neither the execution, delivery or performance of the Transaction Documents by BAL, nor the consummation by BAL of the transactions contemplated thereby (A) conflicts or will conflict with, or constitutes or will constitute a breach of or default under the constituent documents of BAL, (B) conflicts or will conflict with, or constitutes or will constitute a material breach of or material default under, any material agreement, indenture, lease or other instrument to which BAL is a party, or (C) will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or material assets of BAL, nor will any such action result in any material violation of any law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the 1940 Act, the Advisers Act or any regulation or judgment, injunction, order or decree applicable BAL or any of its properties;

5. Neither the execution, delivery or performance of the Additional Compensation Agreement[s] by BAL, nor the consummation by BAL of the transactions contemplated thereby (A) conflicts or will conflict with, or constitutes or will constitute a breach of or default under the limited liability company agreement of BAL, (B) conflicts or will conflict with, or constitutes or will constitute a material breach of or material default under, any material agreement, indenture, lease or other instrument to which BAL is a party, or (C) will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or material assets of BAL, nor will any such action result in any material violation of any judgment, injunction, order or decree applicable to BAL or any of its properties;

6. No consent, approval, authorization or other order of, or registration or filing with, the Commission, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency, or official of the State of New York is required on the part of BAL for the execution, delivery and performance of the Transaction Documents or the Additional Compensation Agreement[s], or the consummation by BAL of the transactions contemplated thereby, except as have been obtained and are in full force and effect;

7. To the best of my knowledge after reasonable inquiry, there is not pending or, to the best of my knowledge, after due inquiry, threatened any action, suit, proceeding, inquiry or investigation, to which BAL is a party, or to which the property of BAL is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to (A) result in any material adverse change in the condition, financial or otherwise, in the earnings, or the business affairs of BAL, (B) materially and adversely affect the properties or assets of BAL, or (C) materially impair or adversely affect the ability of BAL to function as an investment adviser or perform its obligations under the Advisory Agreements, or which is required to be disclosed in the Registration Statement and the Prospectus but is not disclosed as required; and

8. To the best of my knowledge, after due inquiry, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which BAL is a party and which are required to be described or referred to in the Registration Statement, or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all respects.

In addition, I have participated in conferences with officers and other representatives of, and counsel for, the Trust, BAL and BIM, representatives of the independent public accountants of the Trust, counsel for the Underwriters and the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus and the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to my attention that have led me to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact concerning BAL or omitted to state any material fact concerning BAL required to be stated therein or necessary to make the statements therein not misleading, (ii) the documents included in the General Disclosure Package (as defined below), all considered together, as of the Applicable Time (as defined below), contained an untrue statement of a material fact concerning BAL or omitted to state any material fact concerning BAL necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact concerning BAL or omitted or omits to state a material fact concerning BAL necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit A-5

FORM OF OPINION OF DENIS MOLLEUR

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1. Based on certificates of the Secretary of State of the State of Delaware, BIM is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware with all necessary power and authority to conduct its business as described in the Prospectus. Based on the certificate of the secretary of state of Delaware, New Jersey and New York, BIM is duly registered and qualified to conduct its business and is in good standing in each such jurisdiction except where the failure to so register and qualify does not have a material adverse effect on the ability of BIM to perform its obligations under the Purchase Agreement and the Sub-Investment Advisory Agreement (the Purchase Agreement and the Sub-Investment Advisory Agreement are collectively referred to herein as the “Transaction Documents”);

2. BIM is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act, the rules and regulations of the Commission under the Advisers Act, the 1940 Act or the rules and regulations of the Commission under the 1940 Act from acting under the Sub-Investment Advisory Agreement for the Trust as contemplated by the Prospectus; and, to the best of my knowledge after reasonable inquiry, there does not exist any proceeding which should reasonably be expected to adversely affect the registration of BIM with the Commission;

3. BIM has the necessary power and authority to enter into the Transaction Documents, and the Transaction Documents have been duly authorized, executed and delivered by BIM; the Sub-Investment Advisory Agreement is a valid and legally binding agreement of BIM, enforceable against BIM in accordance with its terms;

4. Neither the execution, delivery or performance of the Transaction Documents by BIM, nor the consummation by BIM of the transactions contemplated thereby (A) conflicts or will conflict with, or constitutes or will constitute a breach of or default under the constituent documents of BIM, (B) conflicts or will conflict with, or constitutes or will constitute a material breach of or material default under, any material agreement, indenture, lease or other instrument to which BIM is a party, or (C) to my knowledge after reasonable inquiry, will result in any material violation of any law of the State of New York or the Delaware Limited Liability Company Act, the 1940 Act, which in my experience are normally applicable to transactions of the type contemplated by the Transaction Documents or the Advisers Act or any regulation or judgment, injunction, order or decree applicable to BIM;

5. To my knowledge after reasonable inquiry, no consent, approval, authorization or other order of, or registration or filing with, the Commission, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency, or official of the State of New York is required on the part of BIM for the execution, delivery and performance of the Transaction Documents, or the consummation by BIM of the transactions contemplated thereby, except as have been obtained and are in full force and effect;

6. To the best of my knowledge after reasonable inquiry, there is not pending or, to the best of my knowledge, after due inquiry, threatened any action, suit, proceeding, inquiry or investigation, to which BIM is a party, or to which the property of BIM is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to (A) result in any material adverse change in the condition, financial or otherwise, in the earnings, or the business affairs of BIM, (B) materially and adversely affect the properties or assets of BIM, or (C) materially impair or adversely affect the ability of BIM to function as an investment adviser or perform its obligations under the Sub-Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus but is not disclosed as required; and

7. To the best of my knowledge, after due inquiry, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which BIM is a party and which are required to be described or referred to in the Registration Statement, or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

In addition, I have participated in conferences with officers and other representatives of, and counsel for, the Trust, BAL and BIM, representatives of the independent public accountants of the Trust, counsel for the Underwriters and the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus and the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to my attention that have led me to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact concerning BIM or omitted to state any material fact concerning BIM required to be stated therein or necessary to make the statements therein not misleading, (ii) the documents included in the General Disclosure Package (as defined below), all considered together, as of the Applicable Time (as defined below), contained an untrue statement of a material fact concerning BIM or omitted to state any material fact concerning BIM necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact concerning BIM or omitted or omits to state a material fact concerning BIM necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit B

FORM OF OPINION OF UNDERWRITERS’ COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i)            The Trust has been created and is in good standing and has a legal existence as a statutory trust under the Delaware Statutory Trust Act. The Trust has statutory trust power and authority to execute, deliver and perform all of its obligations under the Purchase Agreement and the Transaction Documents and the consummation by the Trust of all the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Trust. Each of the Purchase Agreement and the Transaction Documents has been duly authorized, executed and delivered by the Trust;

(ii)           The Trust has statutory trust power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus;

(iii)          The Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus (without giving effect to the issuance and sale of the Shares to the Underwriters pursuant to the Purchase Agreement); all the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration) representing undivided beneficial ownership interests in the assets of the Trust; the Shares have been duly authorized by all necessary action of the Trust under the Delaware Statutory Trust Act and, when issued to and paid for by the Underwriters in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration) representing undivided beneficial ownership interests in the assets of the Trust; the form of certificate that may be used to evidence the Common Shares complies in all material respects with the applicable requirements of the Declaration, the By-Laws, the Delaware Statutory Trust Act and the rules of New York Stock Exchange, in each case as in effect on the date hereof. In rendering the opinion set forth in this paragraph, we have assumed that if a holder of Common Shares requests a certificate representing such holder’s Common Shares, that such certificate will conform to the specimen examined by us and will have been signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar;

(iv)          Except as contemplated by the Purchase Agreement, the issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Trust;

(v)           The Purchase Agreement and each of the Investment Management Agreement, dated as of March [  ], 2007 by and between the Trust and the Adviser (the “Management Agreement”), the Sub-Investment Advisory Agreement, dated as of March [  ], 2007 by and among the Trust, the Adviser and BIM (the “Sub-Advisory Agreement” and, together with the Management Agreement, the “Advisory Agreements”), the Transfer Agency Agreement, dated as of March [  ], 2007 by and between the Trust and The Bank of New York (the “Transfer Agency Agreement”) and the Custody Agreement, dated as of March [  ], 2007 by and between the Trust and The Bank of New York (the “Custody Agreement” and, together with the Transfer Agency Agreement, the “Trust Agreements”), have been duly authorized, executed and delivered by the Trust. Assuming due authorization, execution and delivery by the other parties thereto, the Advisory Agreements and each of the Trust Agreements constitute the valid and binding obligation of the Trust enforceable against the Trust in accordance with their terms (except we express no opinion as to the reasonableness or fairness of compensation paid under such agreements), subject as to enforcement to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

B-1

(vi)          The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and, to the best of our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission;

(vii)         The Registration Statement, including the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the Securities Act, the 1940 Act and the Rules and Regulations;

(viii)        No holders of outstanding Common Shares are entitled as such to any preemptive or other rights to subscribe for any Shares under any Applicable Contract, under the Declaration or the By-Laws or under the Delaware Statutory Trust Act; and

(ix)           The statements set forth under the heading “Description of Shares” in the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, the Delaware Statutory Trust Act, the Common Shares or the Declaration, fairly summarize such provisions in all material respects.

In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Trust, representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined the financial statements of the Trust included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Trust records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, except to the extent necessary to enable us to give the opinion with respect to the Trust in paragraph (ix) above, on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we do not express any belief), at the time the Prospectus was issued, or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that the documents included in the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

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